Exhibit 10.1

STOCK REDEMPTION AGREEMENT

Among

YUNHONG CTI LTD.

and

KINGMAN DISTRIBUTIONS, S.A. DE C.V.

and

FLEXO UNIVERSAL, S DE RL DE CV

AND

PABLO GORTAZAR

dated as of

July 30, 2021

REDEMPTION AGREEMENT

This Stock Redemption Agreement (this “Agreement”), dated as of July 30, 2021, is entered into among KINGMAN DISTRIBUTIONS, S.A. DE C.V., a Mexican commercial corporation (“Kingman”), YUNHONG CTI LTD., an Illinois corporation (“CTI”), FLEXO UNIVERSAL, S DE RL DE CV, a Mexican corporation (the “Company”) and PABLO GORTAZAR, an individual (“Gortazar”) for the purposes of the guaranty (as defined herein). CTI, Kingman, Gortazar and the Company are sometimes referred to herein individually as a “party,” and collectively as the “parties.”

Recitals

WHEREAS, in connection with this Agreement, there will be a contribution by Kingman to the Company (the “Contribution”) to facilitate the transactions contemplated herein and in exchange Kingman shall receive 2,000,000 Serie “B” shares (the “Contribution Shares”) of capital stock of the Company;

WHEREAS, CTI owns 49,999 Serie “A” shares and 47,278,870 Serie “B” shares of capital stock of the Company (collectively, the “Redeemed Shares”); and

WHEREAS, the Company wishes to redeem from CTI, the Redeemed Shares, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

The following terms have the meanings specified or referred to in this ARTICLE I:

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Chicago, Illinois are authorized or required by Law to be closed for business.

“Cash Redemption Portion” has the meaning set forth in Section 2.02(a).

“Closing” has the meaning set forth in Section 2.05.

“Closing Date” has the meaning set forth in Section 2.05.

“Company” has the meaning set forth in the preamble.

“Contribution” has the meaning set forth in the Recitals.

“CTI” has the meaning set forth in the preamble.

“CTI Note” has the meaning set forth in Section 2.02(b).

“Dollars or $” means the lawful currency of the United States.

“Encumbrance” means any lien, pledge, mortgage, deed of trust, security interest, charge, claim, easement, encroachment or other similar encumbrance.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Kingman” has the meaning set forth in the preamble.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Lease” means that certain Lease Agreement, by and between the Company and Cuauhtémoc Inmobiliaria S.A. De C.V. for the facilities of the Company located at 1375 Calle 1, interior numbers 12, 13, 14 y 15 Guadalajara, Jalisco, 44940.

“Losses” means actual out-of-pocket losses, damages, liabilities, costs or expenses, including reasonable attorneys’ fees.

“Material Adverse Effect” means any event, occurrence, fact, condition or change that is materially adverse to (a) the business, results of operations, financial condition or assets of the Company, or (b) the ability of CTI to consummate the transactions contemplated hereby.

“Organizational Documents” means, with respect to a Person that is an entity, such Person’s certificate of incorporation, certificate of formation or any similar document and such Person’s bylaws, operating agreement or any similar document.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Redeemed Shares” has the meaning set forth in the recitals.

“Redemption Value” has the meaning set forth in Section 2.02.

“Released Claims” has the meaning set forth in Section 5.10(a).

“Released Parties” has the meaning set forth in Section 5.10(a).

“Releasor” has the meaning set forth in Section 5.10.

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Shareholders’ Resolutions” has the meeting set forth in Section 2.01.

“Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document required to be filed with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties pursuant to applicable law.

ARTICLE II
REDEMPTION

Section 2.01    Redemption. Subject to the terms and conditions set forth herein, at the Closing, to the parties shall cause the Company to approve the Contribution and the issuance of the Contribution Shares and to redeem the Redeemed Shares for the consideration specified in Section 2.02. The contribution and the redemption subject matter of this Agreement shall be approved by the members of CTI pursuant to the corporate resolutions approving the contribution, the issuance of the Contribution Shares and the redemption of the Redeemed Shares (the “Shareholders’ Resolutions”) attached hereto as Exhibit A.

Section 2.02    Redemption Value. The value to be transferred to CTI for the Redeemed Shares shall be as follows below (the “Redemption Value”) and shall consist of:

(a)      $100,000 in immediately available funds (the “Cash Redemption Value”); and

(b)      A secured promissory note in the original principal amount of $400,000 executed by the Company in favor of CTI, in the form attached hereto as Exhibit B (the “CTI Note”);

Section 2.03    Transactions to be Effected Upon Execution.

(a)     Upon execution by all parties of this Agreement, Kingman and Gortazar shall cause to be delivered to CTI, the Cash Redemption Value by wire transfer of immediately available funds to an account, such account to be designated in writing by CTI to the Company no later than two Business Days prior to execution, provided that CTI shall hold the Cash Redemption Value as a deposit on behalf of Kingman and shall not use such funds to fund any operations. The Cash Redemption Value shall only be released from use as a deposit upon the Closing in accordance with the terms of this Agreement. In the event that this Agreement is terminated in accordance with the provisions of Section 6.04, the deposit of the Cash Redemption Value shall be returned to Kingman.

(b)      Upon execution by all parties of this Agreement, Flexo shall execute a legal assignment of title in favor of CTI for two Foil Balloon Converting machines, currently located at CTI’s facilities in Lake Barrington, Illinois in the form of a bill of sale in a mutually agreed form.

(c)     Upon execution by all parties of this Agreement, Kingman shall have the ability to make the Contribution to the Company in an amount sufficient to fund the transactions contemplated herein and the operations of the Company. In the event that this Agreement is terminated and the Closing Conditions are not met, any such Contribution made by Kingman shall be converted to an unsecured loan made in favor of the Company by Kingman, to be repaid as agreed upon by the parties.

Section 2.04  Closing Deliveries.

(a)   The Company and Gortazar shall deliver the following:

(A)    the executed Shareholders’ Resolutions, duly executed by Gortazar and Jose Antonio Hernandez Amaya;

(B)    A duly executed agreement whereby CTI shall be removed as a guarantor under the Lease Agreement, in the form attached hereto as Exhibit D (the “Lease Release”), executed by all parties including Cuauhtémoc Inmobiliaria S.A. De C.V. as landlord and or any successor thereto to be delivered to all parties no later than September 15, 2021 to be held in escrow and released upon Closing;

(C)    the executed CTI Note;

(D)    an executed Guaranty and Security Agreement between the Company, CTI, Kingman and Gortazar in the form attached hereto as Exhibit C (the “Guaranty and Security Agreement”) duly executed by the Company and Gortazar;

(b)   CTI shall deliver to the Company:

(i)    Confirmation of the repayment by CTI of the PNC Obligations (as defined herein) and in connection with the repayment of the PNC Obligations, confirmation of the termination of the (1) that certain Guaranty Agreement, dated December 14, 2017 by and between Flexo, PNC Bank and certain other parties thereto; (2) that certain Pledge Agreement, dated as of December 14, 2017 by and between CTI and PNC Bank.

(ii)    Document evidencing the cancelation of the Redeemed Shares, free and clear of all Encumbrances;

(iii)    the executed Shareholders’ Resolutions, duly executed by CTI;

(iv)    A certificate executed by an authorized officer of CTI, certifying: (A) the name, title and signatures of those officers of the Company and CTI, respectively, authorized to execute and deliver this Agreement and the other documents contemplated hereby, and (B) the due adoption of the resolutions of CTI and the Company authorizing the execution and delivery of this Agreement and the performance by the Company and CTI, respectively, of the transactions contemplated hereby and thereby;

(v)    The Guaranty and Security Agreement, duly executed by CTI;

(vi)    All other agreements, documents, instruments or certificates required to be delivered by CTI at or prior to the Closing pursuant to Section 6.02 of this Agreement.

(c)    At the Closing, Kingman shall deliver to CTI:

(i)    The Guaranty and Security Agreement, duly executed by Kingman.

Section 2.05    Closing. Subject to the terms and conditions of this Agreement, the redemption of the Redeemed Shares contemplated hereby shall take place at a closing (the “Closing”) after all of the conditions to Closing set forth in Section 2.04 are either satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), to be held at 10:00 a.m., central time, on October 11, 2021, at the offices of Levenfeld Pearlstein, LLC, 2 North LaSalle, Suite 1300, Chicago, Illinois, or at such other time or on such other date or at such other place as CTI, Kingman and the Company may mutually agree upon in writing (the day on which the Closing takes place being the “Closing Date”). The Closing may also occur in part or in whole electronically via the exchange of PDF signature pages with original signatures delivered to the authorized individuals in each location or sent to each party.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF CTI

CTI represents and warrants to the Company and Kingman that the statements contained in this ARTICLE III are true and correct as of the date hereof.

Section 3.01    Organization and Authority of CTI. CTI is a corporation duly organized, validly existing and in good standing under the Laws of the state of Illinois. CTI has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by CTI of this Agreement, the performance by CTI of its obligations hereunder and the consummation by CTI of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of CTI. This Agreement has been duly executed and delivered by CTI, and (assuming due authorization, execution and delivery by the other parties hereto) this Agreement constitutes a legal, valid and binding obligation of CTI, enforceable against CTI in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 3.02    Title. CTI owns all of the Redeemed Shares. All of the Redeemed Shares have been duly authorized, are validly issued, fully paid and non-assessable, and are owned of record and beneficially by CTI, free and clear of any Encumbrance except any Encumbrance in favor of PNC Bank. To the knowledge of CTI: (i) there are no payment obligations from CTI to the Company, (ii) other than obligations to PNC Bank by the Company, CTI did not knowingly cause the Company to incur any payment obligations to CTI or a third party; and (iv) other than Encumbrances in favor of PNC Bank, CTI did not knowingly cause the imposition of any Encumbrance to the assets of the Company.

Section 3.03    No Other Representations and Warranties. Except for the representations and warranties contained in this ARTICLE III, CTI, nor or any other Person, has made or makes any other express or implied representation or warranty, either written or oral, on behalf of CTI, including any representation or warranty as to the accuracy or completeness of any information regarding the Company furnished or made available to Kingman and/or the Company and their respective Representatives or as to the future revenue, profitability or success of the Company, or any representation or warranty arising from statute or otherwise in law.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND KINGMAN

Each of the Company and Kingman represent and warrant to CTI that the statements contained in this ARTICLE IV are true and correct as of the date hereof.

Section 4.01    Due Execution and Enforceability with respect to Kingman. This Agreement has been duly executed and delivered by Kingman, and (assuming due authorization, execution and delivery by the other parties hereto) this Agreement constitutes a legal, valid and binding obligation of Kingman, enforceable against Kingman in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 4.02    Contribution; Cash Redemption Portion. On the Closing Date and, immediately prior to the consummation of the transactions contemplated by this Agreement, Kingman and the Company have effectuated the Contribution such that the Company has the cash (represented in Dollars) on hand to pay to CTI the Cash Redemption Value.

Section 4.03    Organization, Authority and Qualification of the Company.

(a)    The Company is a corporation duly organized and existing under the Laws of Mexico. The Company has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by the other parties hereto) this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(b)    The Company has all necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it is currently conducted. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect. All corporate actions taken by the Company in connection with this Agreement will be duly authorized on or prior to the Closing.

Section 4.04    Independent Investigation. Kingman has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Company, and acknowledges that Kingman has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of CTI and the Company for such purpose. Kingman acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Kingman has relied solely upon Kingman’s own investigation and the express representations and warranties of CTI set forth in ARTICLE III of this Agreement; and (b) none of CTI, the Company or any other Person has made any representation or warranty as to CTI, the Company or this Agreement, except as expressly set forth in ARTICLE III and/or ARTICLE IV (as applicable) of this Agreement.

ARTICLE V
COVENANTS

Section 5.01    Conduct of Business Prior to the Closing. From the date hereof until the Closing, except as otherwise provided in this Agreement, the Company and Gortazar shall conduct operations in the ordinary course of business and use commercially reasonable efforts to maintain and preserve the business operations and goodwill and relationships of the Company’s employees, customers, suppliers and others having relationships with the Company.

Section 5.02    Stock Certificates. After the Closing Date, upon request, the Company shall deliver to Kingman stock certificates evidencing the issuance of the Contribution Shares.

Section 5.03    Director and Officer Indemnification.

(a)    Kingman agrees that all rights to indemnification, advancement of expenses and exculpation by the Company now existing in favor of each Person who is now, or has been at any time prior to the date hereof, an officer or director of the Company, as provided in the Organizational Documents of the Company, in each case as in effect on the date of this Agreement, or pursuant to any other agreements in effect on the date hereof, shall survive the Closing Date and shall continue in full force and effect in accordance with their respective terms.

(b)    The obligations of Kingman and the Company under this Section 5.02 shall not be terminated or modified in such a manner as to adversely affect any director or officer to whom this Section 5.02 applies without the consent of such affected director or officer (it being expressly agreed that the directors and officers to whom this Section 5.02 applies shall be third-party beneficiaries of this Section 5.02, each of whom may enforce the provisions of this Section 5.02).

(c)    In the event Kingman, the Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of Kingman or the Company, as the case may be, shall assume all of the obligations set forth in this Section 5.02.

Section 5.04    Confidentiality. Except as provided herein, each of the parties hereto shall, and shall cause their respective Affiliates and Representatives to, hold in confidence the terms and conditions of this Agreement and any related agreements, and the details of any discussions or negotiations with respect thereto, provided that such information may be provided to PNC Bank by CTI and the Company shall be permitted to make such disclosures as may be required for securities law compliance purposes.

Section 5.05    Books and Records; Financial Statements.

(a)   In order to facilitate the resolution of any claims made against or incurred by CTI prior to the Closing, or for any other reasonable purpose, for a period of seven (7) years after the Closing, Kingman shall cause the Company to:

(i)     retain the books and records (including personnel files) of the Company relating to periods prior to the Closing in a manner reasonably consistent with the prior practices of the Company; and

(ii)    upon reasonable previous notice, afford the Representatives of CTI reasonable access (including the right to make, at CTI’s expense, photocopies), during normal business hours, to such books and records.

(b)   In order to facilitate the resolution of any claims made by or against or incurred by Kingman or the Company after the Closing, or for any other reasonable purpose, for a period of seven (7) years following the Closing, CTI shall:

(i)     retain the books and records (including personnel files) of CTI which relate to the Company and its operations for periods prior to the Closing; and

(ii)    upon reasonable previous notice, afford the Representatives of Kingman or the Company reasonable access (including the right to make, at Kingman’s expense, photocopies), during normal business hours, to such books and records.

(c)    Neither Kingman nor CTI shall be obligated to provide the other party with access to any books or records (including personnel files) pursuant to this Section 5.04 where such access would violate any Law.

(d)    Within 30 days following the Closing Date, the Company shall provide to CTI a copy of the Company’s audited balance sheet, statements of income, cash flow and owners’ equity, in each case, as of the Closing Date (the “Closing Date Financial Statements”). For the avoidance of doubt, all expenses for the preparation of the Closing Date Financial Statements shall be borne by the Company.

(e)    After the Closing Date, the Company shall cooperate with CTI and provide all assistance required by CTI for the support and preparation of financial statements, tax returns and any tax audit and will provide CTI with any requested records or information that may be relevant to such financial statements, tax returns or tax audit.

Section 5.06    Statement to Customers, Clients and other affiliates. A mutually agreed upon statement regarding this transaction attached here to as Exhibit E (the “Statement”). Upon Closing, the Statement may be communicated by each party to their customers, clients, vendors and other affiliates to inform them of the transactions contemplated by this Agreement.

Section 5.07    Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

Section 5.08    Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any real property transfer Tax and any other similar Tax) shall be borne and paid by the Company when due. The Company shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and CTI shall cooperate with respect thereto as necessary).

Section 5.09    Cancelation of Payables. Effective as of the Closing, CTI cancels any and all amounts due from or payable by the Company to CTI including any affiliate as of the Closing, and the Company shall, as of the Closing, have no liability to CTI or any other Person in respect of such amounts. Effective as of the Closing, the Company cancels any amounts due from or payable by CTI to the Company, and CTI including any affiliate shall, as of the Closing, have no liability to the Company or any other Person in respect of such amounts. For the avoidance of doubt, in connection with the provisions of this Section, the Company shall retain ownership of the Company’s current inventory of Zip Vac Pumps.

Section 5.10    Release. In consideration of the execution, delivery and performance of this Agreement by CTI, each of Kingman and the Company (each, a “Releasor”) hereby reciprocally gives the following general release effective to each other as of the Closing:

(a)    such Releasor, on its own behalf and on behalf of its successors and assigns, generally, irrevocably, unconditionally and completely releases, acquits and forever discharges CTI, its Affiliates, and each of their respective officers and directors (collectively, the “Released Parties”), to the fullest extent permitted by applicable Law, from any and all Losses of every type, kind, nature, description or character, whether known or unknown, liquidated or unliquidated, that such Releasor has, owns or holds, or claims to have, own or hold, or may have, own or hold, in each case, arising from the beginning of time through the Closing Date with respect to any matter involving the Redeemed Shares, the Company or the Company’s business arising on prior to the Closing (collectively, but subject to the immediately following proviso, “Released Claims”); provided, however, that nothing in this Section 5.10 shall constitute a release or waiver (i) of any rights of such Releasor under this Agreement or any other agreement executed and delivered in connection herewith, or (ii) any amounts owed to the Company by CTI Europe GMBH. Each Releasor represents that such Releasor has not assigned or transferred or purported to have assigned or transferred to any Person any Released Claims;

(b)    such Releasor is aware that such Releasor may hereafter discover claims or facts in addition to or different from those such Releasor now knows or believes to exist, which if such Releasor had known, may have affected such Releasor’s decision to execute this Agreement; however, such Releasor hereby settles and releases all of the Released Claims which such Releasor had, has or may have against the Released Parties including arising out of such additional or different facts; and

(c)    such Releasor represents and agrees that such Releasor (i) has not filed with any Governmental Authority or any other Person any action, audit, suit, hearing, claim, complaint, dispute, controversy, lawsuit, litigation, investigation, examination, arbitration or proceeding (in each case, whether civil, criminal or administrative or at law or in equity) against any of the Released Parties involving any Released Claims and such Releasor (ii) shall not do so at any time hereafter.

Section 5.11    Certain other Understandings. Upon CTI’s request, Kingman and the Company shall deliver, or cause to be delivered, to CTI an executed Security Agreement between the Company and CTI, to be governed by Mexico law, granting CTI a security interest in the Company’s accounts receivable, inventory and all other assets of the Company’s, including all personal property (the “Property”), in a form reasonably satisfactory to CTI, in CTI’s sole discretion and any other documents necessary for CTI to perfect its security interest in the Property under Mexican law.

Section 5.12    Payment of the CTI Note. CTI shall provide a bank account or alternative payment instructions to the Company in order to make all the payments related to the CTI Note. Once all amounts due under the Note have been paid in full, the Note shall be cancelled and delivered by FEDEX to the Company.

ARTICLE VI
Conditions to Closing

Section 6.01    Conditions to Obligations of All Parties. The obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the following conditions:

(a)    The parties’ receipt of any required consents, authorizations, orders and approvals from the Governmental Authorities, as the case may be, in form and substance reasonably satisfactory to Kingman and CTI, and no such consent, authorization, order and approval shall have been revoked; and

(b)    CTI shall pay in full CTI's senior secured lender, PNC Bank, National Association ("PNC Bank") all obligations (the “PNC Obligations”) under that certain Revolving Credit, Term Loan and Security Agreement dated as of December 14, 2017, as amended (the "CTI Credit Agreement"), between CTI and PNC Bank and the Other Documents (as defined in the CTI Credit Agreement);

Section 6.02    Conditions to Obligations of the Company and Kingman. The obligations of the Company and Kingman to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or the Company’s and/or Kingman’s waiver, at or prior to the Closing, of each of the following conditions:

(a)    CTI shall have delivered, or caused to be delivered, to the Company assignments evidencing the transfer of the Redeemed Shares, free and clear of Encumbrances.

(b)    CTI shall have delivered, or caused to be delivered, to the Company written resignations, effective as of the Closing Date, of the officers and directors of the Company requested by Kingman at least five Business Days prior to the Closing.

(c)    The representations and warranties of CTI contained in Article III shall be true and correct in all respect as of the Closing Date with the same effect as though made at and as of such date.

(d)    CTI shall have delivered such documents and other deliveries set forth in Section 2.04(b).

Section 6.03    Conditions to Obligations of CTI. The obligations of CTI and the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or CTI’s waiver, at or prior to the Closing of each of the following conditions:

(a)    CTI’s receipt of the Cash Redemption Value in accordance with Section 2.03 of this Agreement.

(b)    The representations and warranties of contained in Article IV shall be true and correct in all respect as of the Closing Date with the same effect as though made at and as of such date.

(c)    Kingman and Gortazar shall have delivered all such documents and other deliveries set forth in Section 2.04 (a) and Section 2.04(c).

Section 6.04    Termination. This Agreement may be terminated at any time prior to the Closing:

(a)     By mutual written agreement of CTI, Kingman, Gortazar and the Company;

(b)    By Kingman by written notice to CTI if any of the conditions set forth in Section 6.02 shall not have been fulfilled by December 31, 2021 unless such failure be due to the failure of Kingman, Gortazar or the Company to perform or comply with any of the conditions hereof to be performed or complied with by it prior to the Closing;

(c)    By CTI by written notice to Kingman if any of the conditions set forth in Section 6.03 shall not have been fulfilled by December 31, 2021 or such date as otherwise specified in this Agreement, unless such failure be due to the failure of CTI to perform or comply with any of the conditions to be performed or complied prior to the Closing.

ARTICLE VII
MISCELLANEOUS

Section 7.01    Expenses. Except as otherwise expressly provided herein (including Section 5.07 hereof), all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 7.02    Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.03):

If to CTI:	22160 N. Pepper Road Lake Barrington, Illinois 60010 E-mail: jconnerty@ctiindustries.com Attention: Jennifer Connerty

with a copy to:	Levenfeld Pearlstein, LLC 2 North LaSalle, Suite 1300 Chicago, Illinois 60602 E-mail: hisrael@lplegal.com Attention: Harold Israel

If to Kingman or the Company:	Calle 3, No. 1374 Zona Industrial Guadalajara, Jalisco, México. E-mail: pgortazar@flexouniversal.com.mx Attention: Pablo Gortazar

with a copy to:	Antonio Rodríguez / Abogados Avenida Cuauhtémoc 818, Ciudad del Sol, Zapopan, Jalisco, México, 45050 E-mail: arodriguez@arabogados.mx Attention: Antonio Rodríguez

Section 7.03    Interpretation. For purposes of this Agreement: (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles and Sections mean the Articles and Sections of this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

Section 7.04    Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 7.05    Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 7.06    Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement, the statements in the body of this Agreement will control.

Section 7.07    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed, provided, however, that CTI may assign its rights under this Agreement for collateral security purposes to any lender providing financing to CTI or any of its respective subsidiaries or Affiliates, including PNC Bank, National Association. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 7.08    No Third-Party Beneficiaries. Except as provided in Section 5.02 and Section 7.07, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.09    Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 7.10    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)    This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois without giving effect to any choice or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction).

(b)    ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF ILLINOIS IN EACH CASE LOCATED IN THE CITY OF CHICAGO AND COUNTY OF COOK, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10(c).

Section 7.11    Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 7.12    Electronic Signatures/Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 7.13    Non-recourse. This Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, Affiliate, agent, attorney or other Representative of any party hereto or of any Affiliate of any party hereto, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any action, audit, suit, hearing, claim, complaint, dispute, controversy, lawsuit, litigation, investigation, examination, arbitration or proceeding based on, in respect of or by reason of the transactions contemplated hereby.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

GORTAZAR:
/s/ Pablo Gortazar Pablo Gortazar

CTI:
YUNHONG CTI LTD. By: /s/ Jana Schwan Name: Jana Schwan Title: Chief Operating Officer

COMPANY:
FLEXO UNIVERSAL, S DE RL DE CV By: /s/ Pablo Gortazar Name: Pablo Gortazar Title: Director General

KINGMAN:
KINGMAN DISTRIBUTIONS, S.A. DE C.V. By: /s/ Pablo Gortazar Name: Pablo Gortazar Title: Representante Legal

EXHIBIT A

Shareholders’ Resolutions

See attached.

EXHIBIT B

CTI NOTE

See attached.

PROMISSORY NOTE

$400,000.00	Date: ___________________, 2021

                                    Due: _____________, 2022 (“Maturity Date”)

FOR VALUE RECEIVED, the undersigned, FLEXO UNIVERSAL, S. DE R.L. DE C.V. ( “Flexo”), promises to pay to the order of YUHONG CTI LTD, an Illinois corporation (“CTI”), at 22160 N. Pepper Road, Lake Barrington, Illinois 60010, or such other place as CTI may designate in writing to Flexo, the principal sum of Four Hundred Thousand and NO/100ths US Dollars ($400,000.00), plus such additional amounts as may be due and owing from Flexo to CTI pursuant to the terms of this Note.

1.    Promise to Pay. Payments of principal and interest shall be made pursuant to the schedule attached hereto as Schedule “A”. Additionally, On the Maturity Date, Flexo shall pay to CTI the full amount of all principal and interest remaining due hereunder, and all accrued and unpaid fees and expenses of CTI.

2.    Interest. The unpaid principal amount from time to time outstanding on this Note shall bear interest at the rate of eight percent (8.00%) per annum (“Interest Rate”); provided, however, that upon the occurrence and continuance of an Event of Default, this Note shall bear interest at a rate of sixteen percent (16%) per annum. Interest shall accrue when payments received are not collected funds and until such funds are collected. All interest shall be computed for the actual number of days elapsed on the basis of a year consisting of three hundred and sixty (360) days.

3.    Prepayment. Flexo's obligations under this Note shall be defined and referred to herein as “Flexo's Liabilities.” If any payment becomes due and payable on a Saturday, Sunday or legal holiday under the laws of the State of Illinois, the due date of such payment shall be extended to the next business day. Flexo may prepay without penalty all or part of the principal amount of this Note at any time.

4.    Use of Loan Proceeds/Covenant not to Encumber. The proceeds of the Loan shall be used by Flexo solely to pay the Redemption Value for the Redeemed Shares each as defined in and under that certain Stock Redemption Agreement by and between CTI and Flexo dated the date of this Note (the “Redemption Agreement”), the terms of which are incorporated herein.

5.    Events of Default. Each of the following acts, occurrences or omissions shall constitute an event of default under this Note (herein referred to as an “Event of Default”), whatever the reason for such Event of Default and whether it shall be voluntary or involu‐ntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body or tribunal:

(A)    Flexo shall default in the payment when due of any amount due and owing to CTI under this Note or in the payment of any other amount owing by Flexo to CTI pursuant to any other agreement, note, instrument or guarantee unless such failure is caused by the breach or nonperformance of CTI; or

(B)    Any representation or warranty made by Flexo contained in this Note, the Redemption Agreement or any agreement, document or instrument referenced in or contemplated by this Note shall at any time prove to have been incorrect in any material respect when made; or

(C)    Flexo or Pablo Gortazar (“Gortazar”) and Kingman Distributions, S.A. De C.V. (“Kingman”) and collectively with Gortazar, the “Guarantor”) shall default in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed under this Note (not constitut‐ing an Event of Default under any other clause of this paragraph 5), the Redemption Agreement, the Guaranty and Security Agreement (as defined herein) or any other agreement, note, instrument or guarantee from Flexo or Guarantor to CTI and such default shall continue unremedied for thirty (30) days after written notice thereof shall have been given by CTI to Flexo; or

(D)    Either: (i) Flexo or any Guarantor shall become insolvent or generally fail to pay, or admit in writing its inability to pay, such Person's debts as they become due, or a proceed‐ing under any bank‐ruptcy, reorganization, arrange‐ment of debt, insolvency, read‐justment of debt or receivership law or statute is filed by or against Flexo or any Guarantor or Flexo or any Guarantor makes an assignment for the benefit of cred‐itors; provided, however, that no Event of Default shall exist pursuant to this Subsection D, Clause (i) due to an involuntary bankruptcy case, proceeding or petition filed against Flexo or any Guarantor unless such involuntary case, proceedi‐ng or petition shall not have been dis‐missed or withdrawn within forty-five (45) days after the date of such invol‐untary filing; or (ii) cor‐porate or other action shall be taken by Flexo for the purpose of effectuating any of the fore‐going; or

(E)    If notice is given that the Collateral (as defined below), or any part of the Collateral, is subject to levy, attachment, seizure, or confiscation or uninsured loss; provided, however, that the deductible amount on any insurance policy currently in effect on the Collateral shall not be considered an uninsured loss pursuant to this subsection and Flexo is unable to remove or resolve any levy, attachment, seizure, confiscation or uninsured loss within thirty (30) days of notice; or

(F)    Flexo shall be dissolved, whether voluntarily or involuntarily and Flexo has not taken all actions required to become reinstated; or

(G)    Guarantor shall die or become legally incompetent; or

(H)    Subject to any applicable cure and/or notice periods, any material default shall occur under any material agreement, document or instrument binding upon Flexo, or any assets of Flexo, including, but not limited to, any default in the payment when due of any principal of or interest on any indebtedness for money borrowed or guaranteed by Flexo, or any default in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by, Flexo with respect to any purchase or lease of any real or personal property or services; or

(I)    CTI in good faith, deems itself reasonably insecure for any reason due to any material adverse change in the business, assets or liabilities, financial condition, results of operations or business prospects of Flexo or any Guarantor.

6.    Security Instruments. The repayment of this Note is secured by all assets of the Borrower, including all Inventory (as defined by the Illinois Commercial Code), accounts receivable, personal property and equipment of Flexo as provided in that certain Guaranty and Security Agreement (the “Guaranty and Security Agreement”) dated as of the date of this Note, as may be amended from time to time (the items pledged in the Security Agreement shall be referred to herein as the “Collateral”). Upon the occurrence of an Event of Default, CTI may exercise any of the rights and remedies set forth in the Security Agreement. The terms and conditions of the Security Agreement are incorporated herein by reference in their entirety.

2

7.    Guaranty. All of Flexo’s Liabilities are unconditionally guaranteed by Guarantor pursuant to the terms of the Guaranty and Security Agreement.

8.    Waivers. Flexo and every endorser waive presentment, demand and protest and notice of presentment, protest, default, non-payment, maturity, release, compromise, settlement, extension or renewal of this Note, and hereby ratify and confirm whatever CTI may do in this regard. Flexo further waives any and all notice or demand to which Flexo might be entitled with respect to this Note by virtue of any applicable statute or law.

9.    Attorneys’ Fees and Costs. Flexo agrees to pay any and all reasonable costs, fees and expenses (including attorneys' fees, costs and expenses) incurred in enforcing any of CTI's rights hereunder, and to the extent not paid the same shall become part of Flexo's Liabilities. Flexo's liability for all reasonable expenses and fees hereunder shall also extend to the collection of any judgment which shall result from CTI 's enforcement of its rights and remedies hereunder. The obligation of Flexo set forth in this Note shall be continuing and shall not be merged into any judgment entered based upon this Note.

10.   Governing Law; Miscellaneous. This Note is submitted by Flexo to CTI at Chicago, Illinois, and shall be deemed to have been made there. This Note shall be governed and controlled by the laws of the State of Illinois as to interpretation, enforcement, validity, construction, effect, choice of law and in all other respects. Any notice required hereunder shall be served consistent with the terms and provisions of this Note relating to notice. If any provision of this Note or the application thereof to any party or circumstance is held invalid or unenforceable, the remainder of this Note and the application thereof to other parties or circumstances will not be affected thereby, the provisions of this Note being severable in any such instance. No modification, waiver, estoppel, amendment, discharge or change of this Note or any related instrument shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, estoppel, amendment, discharge or change is sought. FLEXO AND CTI (THROUGH ITS ACCEPTANCE) WAIVE ALL RIGHTS TO TRIAL BY JURY FOR DISPUTES RELATED TO THIS NOTE.

11.   JURISDICTION. FLEXO ACKNOWLEDGES THAT THIS NOTE IS BEING ACCEPTED BY CTI IN PARTIAL CONSIDERATION OF CTI'S RIGHT TO ENFORCE IN THE JURISDICTION STATED BELOW THE TERMS AND PROVISION OF THIS NOTE AND ALL DOCUMENTS EXECUTED IN CONNECTION THEREWITH. THE UNDERSIGNED CONSENTS TO JURISDICTION IN THE STATE OF ILLINOIS AND VENUE IN ANY FEDERAL OR STATE COURT IN THE COUNTY OF COOK FOR SUCH PURPOSES AND WAIVES ANY AND ALL RIGHTS TO CONTEST SAID JURISDICTION AND VENUE AND ANY OBJECTION THAT SAID COUNTY ARE NOT CONVENIENT. FLEXO WAIVES ANY RIGHTS TO COMMENCE ANY ACTION AGAINST CTI IN ANY JURISDICTION EXCEPT THE AFORESAID COUNTY AND STATE.

[SIGNATURE PAGE FOLLOWS]

3

[Signature Page to Promissory Note]

FLEXO:
Address:	FLEXO UNIVERSAL, S DE RL DE CV By: PABLO GORTAZAR Its:

4

SCHEDULE “A”

Principal Payments

1.	$75,000 [within thirty days after the Closing].
2.	$75,000 [within sixty days after the Closing].
3.	$25,000 [ninety days after the Closing].
4.	$25,000 [ninety days after the Closing].
5.	$25,000 [ninety days after the Closing].
6.	$25,000 [ninety days after the Closing].
7.	$25,000 [ninety days after the Closing].
8.	$25,000 [ninety days after the Closing].
9.	$25,000 [ninety days after the Closing].
10.	$25,000 [ninety days after the Closing].
11.	$25,000 [ninety days after the Closing].
12.	$25,000 [ninety days after the Closing].

1 NTD: To be updated with amortization schedule based on final closing date.

5

EXHIBIT C

GUARANTY AND SECURITY AGREEMENT

See attached.

GUARANTY AND SECURITY AGREEMENT

THIS GUARANTY AND SECURITY AGREEMENT (this “Agreement”), dated as of _________________, 2021, is entered into by FLEXO UNIVERSAL, S. DE R. L. DE C.V. (“Flexo”), a Mexican corporation, KINGMAN DISTRIBUTIONS, S.A. DE C.V. (“Kingman”), a Mexican commercial corporation and PABLO GORTAZAR (“Gortazar”), to and for the benefit of YUNHONG CTI LTD. (“CTI”), an Illinois corporation.

Recitals

WHEREAS, Effective as of ________________, 2021, Flexo, Kingman, Gortazar entered into that certain Redemption Agreement (the “Redemption Agreement”) whereby Flexo redeemed all of the stock of Flexo held by CTI;

WHEREAS, in connection with the transactions contemplated by the Redemption Agreement, Kingman and Gortazar acquired ownership interests in Flexo;

WHEREAS, in connection with the payment under the Redemption Agreement, CTI has agreed to receive as a payment for the equity participation in Flexo, of the principal amount of $400,000 (“Debt”) as evidenced by that certain Promissory Note dated as of the date hereof (the “Note”).

WHEREAS, as a condition precedent to the CTI’s extension of the Debt evidenced by the Note to Flexo and in consideration therefor, CTI has required the execution and delivery of this Agreement (the Redemption Agreement, the Note and this Agreement are sometimes referred to herein as the “Debt Documents”).

WHEREAS, Kingman and Gortazar (collectively, the “Guarantor”) have a financial interest in Flexo, and have agreed to execute and deliver this Agreement to CTI.

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor and CTI, respectively, agree as follows:

1.    Guaranty of Payment. The Guarantor hereby unconditionally, absolutely and irrevocably guaranties to CTI, the punctual payment and performance when due, whether at stated maturity or by acceleration or otherwise, of the indebtedness and other obligations of Flexo to CTI evidenced by the Debt Documents and any other amounts that may become owing by Flexo under the Debt Documents (such indebtedness, obligations and other amounts are hereinafter referred to as “Payment Obligations”). This Agreement is a present and continuing guaranty of payment and not of collectability, and CTI shall not be required to prosecute collection, enforcement or other remedies against Flexo of the Payment Obligations, or to enforce or resort to any collateral for the repayment of the Payment Obligations or other rights or remedies pertaining thereto, before calling on the Guarantor for payment. If for any reason Flexo shall fail or be unable to pay, punctually and fully, any of the Payment Obligations, the Guarantor shall pay such obligations to CTI in full immediately upon demand. One or more successive actions may be brought against the Guarantor, as often as CTI deem advisable, until all of the Payment Obligations are paid and performed in full. The Payment Obligations, together with all other payment and performance obligations of the Guarantor hereunder, are referred to herein as the “Obligations.”

2.    Representations and Warranties. The following shall constitute representations and warranties of the Guarantor and Flexo, and the Guarantor and Flexo hereby acknowledges that CTI intends to make the Debt in reliance thereon:

(a)    The Guarantor and Flexo is not in default, and no event has occurred which, with the passage of time and/or the giving of notice, would constitute a default, under any material agreement to which the Guarantor or Flexo is a party, the effect of which will impair performance by the Guarantor of its obligations under this Agreement. Neither the execution and delivery of this Agreement nor compliance with the terms and provisions hereof will violate any applicable law, rule, regulation, judgment, decree or order, or will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of any indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind that creates, represents, evidences or provides for any lien, charge or encumbrance upon any of the property or assets of the Guarantor or Flexo, or any other indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind to which the Guarantor or Flexo is a party or to which the Guarantor or Flexo or the property of the Guarantor or Flexo may be subject. For the purpose hereof, a “material agreement” is one, the violation of which would have a materially adverse effect on the Guarantor or Flexo or the ability of the Guarantor or Flexo to comply with the terms of this Agreement.

(b)    There are no litigation, arbitration, governmental or administrative proceedings, actions, examinations, claims or demands pending, or to the knowledge of the Guarantor or Flexo, threatened that could adversely affect performance by the Guarantor or Flexo of its obligations under this Agreement.

(c)    Neither this Agreement nor any statement or certification as to facts previously furnished or required herein to be furnished to CTI by the Guarantor or Flexo, contains any material inaccuracy or untruth in any representation, covenant or warranty or omits to state a fact material to this Agreement.

3.    Continuing Guaranty. The Guarantor agrees that the performance of the Obligations by the Guarantor shall be a primary obligation, shall not be subject to any counterclaim, set-off, abatement, deferment or defense based upon any claim that the Guarantor may have against CTI, Flexo, any other guarantor of the Obligations or any other person or entity, and shall remain in full force and effect without regard to, and shall not be released, discharged or affected in any way by, any circumstance or condition (whether or not the Guarantor shall have any knowledge thereof), including without limitation: (a) any lack of validity or enforceability of any of the Debt Documents; (b) any termination, amendment, modification or other change in any of the Debt Documents, including, without limitation, any modification of the interest rate(s) described therein; (c) any furnishing, exchange, substitution or release of any Collateral (as hereinafter defined) securing repayment of the Debt, or any failure to perfect any lien in such Collateral; (d) any failure, omission or delay on the part of Flexo, the Guarantor or CTI to conform or comply with any term of any of the Debt Documents or any failure of CTI to give notice of an Event of Default (as defined in the Notes); (e) any waiver, compromise, release, settlement or extension of time of payment or performance or observance of any of the obligations or agreements contained in any of the Debt Documents; (f) any action or inaction by CTI under or in respect of any of the Debt Documents, any failure, lack of diligence, omission or delay on the part of CTI to perfect, enforce, assert or exercise any lien, security interest, right, power or remedy conferred on it in any of the Debt Documents, or any other action or inaction on the part of CTI; (g) any voluntary or involuntary bankruptcy, insolvency, reorganization, arrangement, readjustment, assignment for the benefit of creditors, composition, receivership, liquidation, marshalling of assets and liabilities or similar events or proceedings with respect to Flexo, the Guarantor or any of their respective property or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding; (h) any merger or consolidation of Flexo into or with any entity, or any sale, lease or transfer of any of the assets of Flexo or the Guarantor to any other person or entity; (i) any change in the ownership of Flexo or any change in the relationship between Flexo, the Guarantor or any termination of any such relationship; (j) any release or discharge by operation of law of Flexo or the Guarantor from any obligation or agreement contained in any of the Debt Documents; or (k) any other occurrence, circumstance, happening or event, whether similar or dissimilar to the foregoing and whether foreseen or unforeseen, which otherwise might constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or which otherwise might limit recourse against Flexo or the Guarantor to the fullest extent permitted by law.

2

4.    Waivers. The Guarantor expressly and unconditionally waives: (a) notice of any of the matters referred to in Section 3 above, (b) all notices which may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve intact any rights against the Guarantor, including, without limitation, any demand, presentment and protest, proof of notice of non-payment under any of the Debt Documents and notice of an Event of Default (as defined in the Notes) or any failure on the part of Flexo or the Guarantor of the Obligations to perform or comply with any covenant, agreement, term or condition of any of the Debt Documents, (c) any right to the enforcement, assertion or exercise against Flexo or the Guarantor of the Obligations of any right or remedy conferred under any of the Debt Documents, (d) any requirement of diligence on the part of any person or entity, (v) any requirement on the part of CTI to exhaust any remedies or to mitigate the damages resulting from any default under any of the Debt Documents, and (e) any notice of any sale, transfer or other disposition of any right, title or interest of CTI under any of the Debt Documents.

5.    Subrogation Waiver. Until the Obligations are paid in full and all periods under applicable bankruptcy law for the contest of any payment by the Guarantor or Flexo as a preferential or fraudulent payment have expired, the Guarantor knowingly, and with advice of counsel, waives, relinquishes, releases and abandons all rights and claims to indemnification, contribution, reimbursement, subrogation and payment which the Guarantor may now or hereafter has by and from Flexo and the successors and assigns of Flexo, for any payments made by the Guarantor to CTI, including, without limitation, any rights which might allow Flexo, Flexo’s successors, a creditor of Flexo, or a trustee in bankruptcy of Flexo to claim in bankruptcy or any other similar proceedings that any payment made by Flexo or Flexo’s successors and assigns to CTI was on behalf of or for the benefit of the Guarantor and that such payment is recoverable by Flexo, a creditor or trustee in bankruptcy of Flexo as a preferential payment, fraudulent conveyance, payment of an insider or any other classification of payment which may otherwise be recoverable from CTI.

3

6.    Security.

(a)   In order to secure the timely and full performance of the Obligations of Flexo to CTI under the Debt Documents, and the payment of any and all principal and interest accruing thereon, and any and all extensions, renewals or refinancing thereof, and all other present and future obligations of Flexo to CTI, Flexo hereby grants to CTI a first priority security interest in the “Collateral” owned by Flexo.

(b)   The term “Collateral” means all assets owned by Flexo, including all Inventory (as defined by the Illinois Commercial Code), accounts receivable and personal property, howsoever arising, wherever located and whether now owned or existing or hereafter existing or acquired, and any and all substitutions, replacements and proceeds of any of the foregoing.

7.    Filing and Recording; Perfection. Flexo shall execute and deliver, or cause to be executed and delivered, to CTI at any time or time hereafter, all agreements, instruments, documents, or written materials necessary or reasonably requested by CTI (collectively, the “Security Documents”), in form and substance acceptable to CTI, and shall pay the costs of any recording or filing of the same and take whatever other actions are reasonably requested by CTI to perfect and continue CTI’s security interest in the Collateral. Upon CTI’s request, Flexo shall deliver to CTI any and all of the documents and instruments evidencing or constituting the Collateral or any part thereof, together with an appropriate endorsement or assignment thereof satisfactory to CTI. Flexo irrevocably appoints CTI as the agent and attorney-in-fact of Flexo to execute such documents and take such actions as CTI deems reasonably necessary to preserve, perfect, and continue CTI’s security interest in the Collateral at any time until the outstanding balance of the Note is paid in full, all as permitted by the Uniform Commercial Code in force in the applicable state (the “UCC”), as amended from time to time at any time. Such appointment is coupled with an interest and will remain in effect until the outstanding balance of the Note is paid in full. Without limiting the generality of the foregoing, Flexo hereby irrevocably authorizes CTI at any time and from time to time to file in any appropriate UCC jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral and (b) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including whether Flexo is an organization, the type of organization and any organization identification number issued to Flexo. Flexo agrees to furnish any such information to CTI promptly upon request.

8.    Remedies Upon an Event of Default. Upon the occurrence and continuance of any Event of Default (as defined in the Notes), and the expiration of any applicable cure period, and in every such event: (a) CTI may, in their sole and arbitrary discretion, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, exercise all of the remedies of a secured party and mortgage holder under applicable law, including, but not limited to, the UCC, and all of its rights and remedies under the Debt Documents; and (b) CTI may require Flexo to make the Collateral and the records pertaining to the Collateral available to the CTI at a place designated by CTI which is reasonably convenient or may take repossession of the Collateral and the records pertaining to the Collateral without the use of any judicial process and without any prior notice thereof; and (c) except as otherwise provided by law, CTI may, at their option, and in their sole and arbitrary discretion, sell the Collateral at public or private sale upon such terms and conditions as CTI may reasonably deem proper, and CTI may purchase the Collateral at any such sale, and apply the net proceeds, after deducting all costs, expenses and attorney’s fees incurred at any time in the collection of the indebtedness of Flexo to the CTI and in the protection and sale of the Collateral, to the payment of said indebtedness, returning the remaining proceeds, if any, to Flexo, with Flexo remaining liable for any amount remaining unpaid after such application; and (d) CTI may, at their option, and in their reasonable discretion, grant extensions, compromise claims and settle accounts receivable for less than face value, all without prior notice to Flexo; and (e) CTI may, at their option, and in their sole and arbitrary discretion, use, in connection with any assembly or disposition of the Collateral, any trademark, trade name, trade style, copyright, patent right or technical process used or utilized by Flexo; and (f) Flexo shall, upon the request of CTI, forthwith upon receipt, transmit and deliver to CTI in the form received, all cash, checks, drafts and other instruments for the payment of money (properly endorsed, where required, so that such items may be collected by CTI) which may be received by Flexo at any time in full or partial payment of any Collateral. Flexo shall not commingle any such items which may be so received by Flexo with any other of its funds or property but shall hold them separate and apart from their own funds or property and in trust for CTI until delivery is made to CTI.

4

9.     Priority.

(a)    Senior. Guarantor and Flexo hereby acknowledge and agree that the Obligations of Flexo under this Agreement, and CTI’s liens and security interests in Flexo’s Collateral are senior to: (i) the payment and other obligations of Flexo to any person or entity; and (ii) the liens and security interests in the Collateral held by any person or entity.

(c)    Further Assurances. CTI, Flexo and Guarantor agree to execute and deliver such instruments and do such acts and things as may be reasonably required or useful to carry out the intent and purpose of this Section 9.

10.    Attorney’s Fees and Expenses. If any attorney is engaged: (a) to collect the liabilities due under the Notes, whether or not legal proceedings are thereafter instituted by CTI; (b) to represent CTI in any bankruptcy, reorganization, receivership, or other proceedings affecting creditor’s rights and involving a claim under the Notes; (c) to protect the liens of CTI under the Notes; or (d) to represent CTI in any other proceedings whatsoever in connection with the Notes, then Flexo shall pay to CTI all reasonable unpaid attorney’s fees and expenses in connection therewith.

11.    Reinstatement. The obligations of the Guarantor and Flexo pursuant to this Agreement shall continue to be effective or automatically be reinstated, as the case may be, if at any time payment of any of the Obligations or the obligations of Flexo under this Agreement is rescinded or otherwise must be restored or returned by CTI upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Guarantor or Flexo or otherwise, all as though such payment had not been made.

5

12.    Transfers; Sales, Etc. Flexo shall not sell, lease, transfer, convey or assign any of its assets, unless such sale, lease, transfer, conveyance or assignment will have no material adverse effect on the business or financial condition of Flexo or its ability to perform its obligations hereunder.

13.    Enforcement Costs. If: (a) this Agreement, is placed in the hands of one or more attorneys for collection or is collected through any legal proceeding; (b) one or more attorneys is retained to represent CTI in any bankruptcy, reorganization, receivership or other proceedings affecting creditors’ rights and involving a claim under this Agreement, or (c) one or more attorneys is retained to represent CTI in any other proceedings whatsoever in connection with this Agreement, then Flexo shall pay to CTI upon demand all fees, costs and expenses incurred by CTI in connection therewith, including, without limitation, reasonable attorney’s fees, court costs and filing fees (all of which are referred to herein as the “Enforcement Costs”), in addition to all other amounts due hereunder.

14.    Successors and Assigns. This Agreement shall inure to the benefit of CTI and their successors and assigns.

15.    No Waiver of Rights. No delay or failure on the part of CTI to exercise any right, power or privilege under this Agreement or any of the other Debt Documents shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege shall preclude any other or further exercise thereof or the exercise of any other power or right, or be deemed to establish a custom or course of dealing or performance between the parties hereto. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law. No notice to or demand on Flexo or Guarantor in any case shall entitle Flexo or Guarantor to any other or further notice or demand in the same, similar or other circumstance.

16.    Modification. The terms of this Agreement may be waived, discharged, or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment, modification, waiver or other change of any of the terms of this Agreement shall be effective without the prior written consent of CTI.

17.    Joinder. Any action to enforce this Agreement may be brought against the Guarantor without any reimbursement or joinder of Flexo of the Obligations in such action.

18.    Severability. If any provision of this Agreement is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any administrative agency or any court, Flexo, Guarantor and CTI shall negotiate an equitable adjustment in the provisions of the same in order to effect, to the maximum extent permitted by law, the purpose of this Agreement and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby and shall remain in full force and effect.

19.    Applicable Law. This Agreement is governed as to validity, interpretation, effect and in all other respects by laws and decisions of the State of Illinois.

6

20.    Notices. All notices, communications and waivers under this Agreement shall be in writing and shall be delivered in accordance with the provisions in the Redemption Agreement.

21.    CONSENT TO JURISDICTION. THE PARTIES HEREBY IRREVOCABLY AGREE, CONSENT AND SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY COURT IN THE STATE OF ILLINOIS SITTING OR ANY FEDERAL COURT OF THE UNITED STATE OF AMERICA SITTING IN CHICAGO, AND ANY APPELLATE COURT FROM ANY COURT THEREOF, WITH REGARD TO ANY ACTIONS OR PROCEEDING ARISING FROM, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT. THE PARTIES HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO TRANSFER OR CHANGE THE VENUE.

22.    WAIVER OF DEFENSES. OTHER THAN CLAIMS BASED UPON THE FAILURE OF CTI TO ACT IN A COMMERCIALLY REASONABLE MANNER, THE GUARANTOR WAIVES EVERY PRESENT AND FUTURE DEFENSE (OTHER THAN THE DEFENSE OF PAYMENT IN FULL), CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH THE GUARANTOR OR FLEXO MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY CTI IN ENFORCING THIS AGREEMENT OR ANY OF THE DEBT DOCUMENTS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR CTI GRANTING ANY FINANCIAL ACCOMMODATION TO FLEXO.

23.    WAIVER OF JURY TRIAL. THE GUARANTOR AND CTI (BY ACCEPTANCE HEREOF), HAVING BEEN REPRESENTED BY COUNSEL, KNOWINGLY AND VOLUNTARILY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH AND AGREE THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE GUARANTOR AGREES THAT SUCH GUARANTOR WILL NOT ASSERT ANY CLAIM AGAINST CTI ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

24.    Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Receipt of an executed signature page to this Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof.

25.    Exculpation. Notwithstanding anything provided in this Agreement to the contrary, except as specifically set forth in this Agreement, recourse against any Guarantor for the Obligations is limited solely to the assets of such Guarantor and not (a) any member, partner or shareholder of such Guarantor, as applicable; (b) any person owning, directly or indirectly, any legal or beneficial interest in such Guarantor; (c) any partner, manager, principal, officer, controlling person, beneficiary, trustee, real estate investment advisor or other similar fiduciary, shareholder, employee, agent, affiliate or director of any person described above; or (d) any of their respective successors and assigns, shall be personally liable for the payment or performance of any of the Obligations.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

7

IN WITNESS WHEREOF, the Guarantor and CTI have executed this Guaranty and Security Agreement as of the date first written above.

GUARANTOR: _________________________ Pablo Gortazar KINGMAN DISTRIBUTIONS, S.A. DE C.V. By:_____________________ Name: Title:	CTI: YUNHONG CTI LTD. By:_____________________ Name: Title:
FLEXO: FLEXO UNIVERSAL, S DE RL DE CV By:_____________________ Name: Title:

8

EXHIBIT D

LEASE RELEASE

See attached.

Guadalajara Jalisco on __________, 2021

Dear Flexo Universal S. de R.L. de C.V.´s Clients and Suppliers:

We are pleased to inform you that for purposes of maintaining a better communication with each one of you, as of this date the company Flexo Universal S. de R.L. de C.V. has become independent from the company Yunhong CTI Ltd.

We are convinced that this will allow us to continue in the process of becoming a company of global distinction.

Furthermore, we hereby share that the Management of the company will remain unchanged, the individuals that managed the company ever since it was founded and up until today, will continue to do so, at all our levels of our business organization.

We are convinced that this determination will be beneficial for you and all of our collaborators.

Kind regards,

Yunhong CTI Ltd., and Flexo Universal S. de R.L. de C.V.